UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 22, 2014

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-22900	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

455 E. Pikes Peak Ave., Suite 210, Colorado Springs, CO	80903
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02   Termination of a Material Definitive Agreement.

On August 22, 2014, Century Casinos, Inc. (the “Company”) entered into a Termination Agreement (the “Termination Agreement”), by and among the Company, UniCredit Bank Austria AG (formerly known as Bank Austria Creditanstalt AG) (“Bank Austria”) and Oesterreichische Kontrollbank Aktiengesellschaft (“OeKB”), to terminate the ADC Agreement (the “ADC Agreement”), dated September 30, 2005, by and among the Company, Bank Austria and OeKB.  Pursuant to the terms of the Termination Agreement, the ADC Agreement will terminate effective September 30, 2014.

The Company entered into the ADC Agreement in 2005 in connection with its listing of Austrian Depositary Certificates (“ADCs”) of the Company on the Vienna Stock Exchange.  The ADC Agreement (i) established the principal terms of the ADCs, (ii) provided that OeKB would serve as depositary for the shares of the Company’s common stock underlying the ADCs, and (iii) provided that OeKB, together with Bank Austria, would administer the voting and other rights of the ADC holders and the underlying shares of the Company’s common stock.  In accordance with the terms of the ADC Agreement, the Company issued a guarantee of $1.1 million to Bank Austria, which then issued a guarantee of $1.1 million to OeKB (the “Bank Guarantee”) on behalf of the Company to reimburse OeKB for any amounts incurred by it as a result of claims arising from ADC holders.

On August 22, 2014, the Company announced that it has initiated delisting of the ADCs from the Vienna Stock Exchange effective September 30, 2014 due to consistently low trading volume on that exchange. On August 25, 2014, the Vienna Stock Exchange approved the delisting of the ADCs.  On September 30, 2014, the ADCs of the Company traded on the Vienna Stock Exchange will automatically be converted into the corresponding number of shares of the Company’s common stock tradable on the NASDAQ Capital Market.  The ADC Agreement is being terminated in connection with the delisting of the ADCs from the Vienna Stock Exchange.  Under the Termination Agreement, OeKB has agreed to release the Bank Guarantee issued on behalf of the Company on December 30, 2014.

This summary of the Termination Agreement is qualified in its entirety by reference to the text of the Termination Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.11A and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.11A	Termination Agreement, dated August 22, 2014, by and among Century Casinos, Inc., UniCredit Bank Austria AG and Oesterreichische Kontrollbank Aktiengesellschaft

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Century Casinos, Inc.
(Registrant)

Date: August 26, 2014	By: /s/ Margaret Stapleton
Margaret Stapleton
Executive Vice President and Principal Financial/Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.11A	Termination Agreement, dated August 22, 2014, by and among Century Casinos, Inc., UniCredit Bank Austria AG and Oesterreichische Kontrollbank Aktiengesellschaft